SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by registrant [x]
Filed by a party other than the registrant [ ] Check the appropriate box: [ ] Preliminary proxy statement [x ] Definitive proxy statement [ ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Benihana Inc.
--------------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)

                             Benihana Inc.
--------------------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

--------------------------------------------------------------------------------

2) Form, schedule or registration statement No.:

--------------------------------------------------------------------------------

3) Filing party:

--------------------------------------------------------------------------------

4) Date filed:

--------------------------------------------------------------------------------


-----------------------------
    1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                              BENIHANA INC.



              NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS





To the Stockholders:


         The Annual Meeting of the Stockholders of BENIHANA INC. (the "Corporation") will be held at the Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida 33178, on August 5, 1999, at 10:00 a.m. for the following purposes:

         1. For the holders of the Corporation's Common Stock, to elect a Class I Director for a term of three years and a Class III Director for a term of two years (Proposal 1);

         2. For the holders of the Corporation's Class A Common Stock, to elect a Class I Director for a term of three years (Proposal 2).

         3. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to permit participants in the Corporation's Administrative Incentive Compensation Plan (the "Plan") to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock (Proposal 3).

         4. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Corporation for the fiscal year ending March 26, 2000 (Proposal 4).

         5. To transact such other business as may properly be brought before the Annual Meeting.

         Stockholders of record at the close of business on Tuesday, June 15, 1999 shall be entitled to notice of, and to vote at, the Annual Meeting as provided above. A copy of the Annual Report to Stockholders for the fiscal year ended March 28, 1999 is enclosed herewith.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of Common Stock and Class A Common Stock which you may own and mail them promptly in the enclosed return envelope to assure that your shares of Common Stock and Class A Common Stock are represented. This may save the Corporation the expense of further proxy solicitation. If you own shares of both the Common Stock and Class A Common Stock, you will receive two proxies, each of which must be dated, signed and returned as described above. If you do attend the Annual Meeting, you may revoke your prior proxy and vote your shares in person if you wish.



Dated:   June 22, 1999                  By Order of the Board of Directors



                                        Darwin C. Dornbush
                                        Secretary

                              BENIHANA INC.
                        8685 Northwest 53rd Terrace
                           Miami, Florida 33166


                             PROXY STATEMENT
                                   for
                        Annual Meeting of Stockholders
                         To Be Held on August 5, 1999


         Your proxies are  solicited by the Board of Directors of Benihana  Inc.
(the "Corporation") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida, 33178 at 10:00 a.m. on Thursday, August 5, 1999 and at any adjournment or adjournments thereof for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the forms of proxy are being mailed to stockholders on or about June 22, 1999. .

         The record date for determining the holders of the Corporation's Common Stock, par value $.10 per share ("Common Stock"), and Class A Common Stock, par value $.10 per share ("Class A Stock"), entitled to notice of and to vote at the Meeting is the close of business on June 15, 1999.

         At the meeting, a Class I and a Class III Director is to be elected by the holders of the Common Stock voting separately as a class, the Class I Director to serve for a term of three years and the Class III Director to serve for a term of two years, and until their respective successors have been elected and qualified (Proposal 1).

         Additionally, a Class I Director is to be elected by the holders of the Class A Common Stock voting separately as a class, to serve for a term of three years, and until his successor has been elected and qualifed (Proposal 2).

         Holders of the Common Stock and Class A Common Stock are also being asked to permit participants in the Plan to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock (Proposal 3) and to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Corporation for the fiscal year ending March 26, 2000 (Proposal 4). With respect to such proposals, holders of the Common Stock and Class A Common Stock will vote together as a class (with each share of Class A Stock having 1/10 vote per share and with each share of Common Stock having one vote per share).

         The Board of Directors recommends that the holders of the Common Stock vote FOR the election of the nominees for Class I and Class III Directors named herein (Proposal 1), that the holders of the Class A Common Stock vote FOR the election of the nominee for Class I Director named herein (Proposal 2), and that the holders of both classes vote FOR permitting participants in the Plan to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock (Proposal 3) and FOR the ratification of Deloitte & Touche LLP as the independent public accountants of the Corporation (Proposal 4).

         Any proxy given pursuant to this solicitation may be revoked at any time by the stockholder giving it, insofar as it has not been exercised, by delivery to the Assistant Secretary of the Corporation of a written notice of revocation bearing a date later than the proxy, by submission of a later dated and properly executed proxy. Any written notice revoking a proxy should be sent to Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, Attention:
Juan Garcia, Assistant Secretary.

         The voting securities of the Corporation consist solely of the Common Stock and Class A Stock, of which 3,576,616 shares and 2,567,509 shares, respectively, were issued and outstanding on June 15, 1999 , the record date for determining the stockholders entitled to a vote at the Meeting.

         Shares represented at the Meeting by properly executed proxies will be voted in accordance with the instructions indicated in such proxies unless such proxies have previously been revoked. If no instructions are indicated such shares will be voted (i) FOR the election of the two nominees of the Board of Directors for the position of Class I and Class III Directors (ii) FOR election of the nominee of the Board of Directors for the position of Class I Director

(Proposal 2), (iii) FOR permitting participants in the Plan to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock (Proposal 3) and (iv) FOR the ratification of Deloitte & Touche LLP as the independent public accountants of the Corporation (Proposal
4).

         The Board of Directors is not aware of any other matters to be brought before the Meeting. If, however, other matters are properly presented, proxies representing shares of Common Stock and Class A Stock will be voted on such matters in accordance with the best judgment of the proxy holders.

         Votes at the meeting will be tabulated by an independent inspector of election appointed by the Corporation or the Corporation's transfer agent. As a plurality of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of such election. As the affirmative vote of a majority of votes represented at the meeting by the Common Stock and Class A Stock (voting together as a class, with each share of Common Stock having one vote and each share of Class A Stock having 1/10 vote) in person or represented by proxy is necessary for Proposal 3 (permitting participants in the Plan to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock) and Proposal 4 (the ratification of the Corporation's auditors) an abstention will have the same effect as a negative vote but "broker non-votes" will have no effect on the outcome of the vote.

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Corporation believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 4, but will have no such authority with respect to Proposal 3. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non- votes."

                  PROPOSALS 1 AND 2: ELECTION OF DIRECTORS

         The Corporation's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the term of office of one class expiring each year. The current directors have been elected to the classes set forth opposite their names below (Mr. Kevin Aoki was elected by the Board of Directors during the 1999 fiscal year). The terms of office of Robert B. Greenberg and Taka Yoshimoto as Class I Directors and Kevin Aoki as a Class III Director will expire at the Meeting. Messrs. Greenberg and Yoshimoto are proposed to be re-elected as Class I Directors and Mr. Aoki is proposed to be elected as a Class III Director, each to hold office for a three-year term and in the case of Mr. Aoki to hold office for a two-year term as set forth in the Corporation's Certificate of Incorporation and until their respective successors shall have been duly elected and qualified.

         The Corporation's Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of the Board; provided, however, the number of directors so elected by the holders of the Class A Stock may not exceed 25% (or the next higher number) of the entire Board and holders of the Class A Stock do not vote for the election of directors at any meeting of stockholders if the terms of office of directors so elected by such holders representing at least 25% of the Board of Directors do not expire at such meeting. Holders of the Common Stock vote separately as a class for the remainder of each class of the Board. The Board of Directors currently consists of seven members, of which two members (more than 25% of the Board, rounded to the nearest whole director) are Class A Directors. Messrs. Robert B. Greenberg, a Class I Director, and John E. Abdo, a Class II Director, currently serve as Class A Directors.

         The persons named as proxies in the enclosed form of proxy have been selected by the Board of Directors. It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election as Directors of the nominees set forth in the following table, who have been designated by the Board of Directors and who are presently Directors of the Corporation. Although it is not contemplated that such nominees will be unable to serve, should such a situation arise prior to the balloting at the Meeting, the persons named in the proxy will vote the shares represented by the proxy for such substitute nominee(s) as they deem advisable.

         The following table sets forth certain information with respect to the nominees for the position of Class I and Class III Directors:

         Name                    Age       Position with the Corporation
         ----                    ---       -----------------------------
Robert B. Greenberg (1)          55        Class I Director

Taka Yoshimoto (2)               53        Class I Director, Executive
                                           Vice President - Operations

Kevin Aoki (3)                   31        Class III Director, Vice President -
                                           Marketing

(1) Mr. Greenberg is currently a financial consultant to several businesses, including Ergovision, Inc., which is now known as "EyeCity.com", and Insight Laser Vision Centers. From July to December, 1998, Mr. Greenberg was the Chairman and Chief Executive Officer of Ergovision, Inc., a company that markets specialty consumer eyeglasses, sunglasses, and eyedrops, and is currently establishing a major internet site. Until December 31, 1997, Mr. Greenberg was the Chief Executive Officer of Sterling Vision, Inc., and Sterling Vision of California, Inc., the franchiser of Sterling Optical, Ipco Optical, Site for Sore Eyes, and other optical chains. Mr. Greenberg was also Chief Executive Officer and Director of Insight Laser Centers, Inc. and Sterling Vision Care of California, an optical HMO. For the five years prior thereto, Mr. Greenberg served as president of Natural Cosmetic Licensing, Inc., and its predecessor, the licenser of I-Natural Cosmetic Products. Mr. Greenberg has served as a Director of the Corporation and its predecessor since 1983.

(2) Mr. Yoshimoto has served as Executive Vice President of the Corporation and its predecessor since 1989 and as the Director of Operations from June 1985 until August 1989. Mr. Yoshimoto has served as a Director of the Corporation and its predecessor since 1990.

(3) Mr. Aoki has served as Vice President - Marketing and a Director of the Corporation since November 1998. For two years prior thereto, he served as General Manager of Benihana of Tokyo, Inc. ("BOT"), the originator of the Benihana concept and a principal shareholder of the Corporation (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). From 1993 through 1996, Mr. Aoki served as Unit Manager for the Corporation's Chicago and Dallas restaurants, and as Manager of Sales for the Corporation's New York region. Mr. Aoki is the son of Rocky H. Aoki, who resigned as Chairman of the Board and Chief Executive Officer of the Corporation on May 18, 1998.

         The following table sets forth certain information with respect to the remaining Class I and Class II Directors, each of whom will continue in office, and the executive officers of the Corporation.

         Name                    Age       Position with the Corporation
         ----                    ---       -----------------------------

John E. Abdo (1)                 55        Class II Director

Norman Becker (2)                61        Class II Director

Joel A. Schwartz (3)             58        Class III, Director, President
                                           and Chief Executive Officer

Darwin C. Dornbush (4)           69        Class III, Director, Secretary

Michael R. Burris (5)            49        Senior Vice President - Finance and
                                           Treasurer

Juan C. Garcia (6)               35        Vice President-Controller

No  executive  officer of the  Corporation  has any family  relationship  to any other.
------------------

(1) Mr. Abdo is and currently has been for more than the last five years, President of the Abdo Companies, Inc., a real estate development and construction firm headquartered in South Florida. Mr. Abdo is also the Vice Chairman of the Board of Directors and Chairman of the Executive Committee of BankAtlantic Bancorp., Inc., the holding company for BankAtlantic, F.S.B. Mr. Abdo is the Vice Chairman of the Board of Directors and Chairman of the Executive Committee for BankAtlantic, FSB. Mr. Abdo is the Vice Chairman of the Board of Directors of BFC Financial Corporation, the second-tier holding company for BankAtlantic Bancorp, Inc. as well as the controlling shareholder of BankAtlantic Bancorp, Inc. Mr. Abdo has served as a Director of the Corporation and its predecessor since 1990. (2) Mr. Becker is currently, and has been for more than ten years, self-employed in the practice of public accounting. Prior thereto, Mr. Becker was a partner with Touche Ross & Co.,the predecessor of Deloitte & Touche LLP for a period in excess of 10 years. In addition, Mr. Becker is an officer and director of Correction Services, Inc., a publicly-held corporation. Mr. Becker has served as a Director of the Corporation since 1997.

(3) Mr. Schwartz has been President and a Director of the Corporation and its predecessor since 1982 and has served as Chief Executive Officer since May 18, 1998. He served as the Executive Vice President of BOT from September 1980 until May 1983.

(4) Mr. Dornbush is currently and has been for more than the past five years a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP. He has served as the Secretary and a Director of the Corporation and its predecessor since 1983 and as Secretary and a Director of BOT since 1980. Mr. Dornbush is also a director of Cantel Industries, Inc.

(5) Mr. Burris has served as Senior Vice President - Finance and Chief Financial Officer of the Corporation since January 1999. He was appointed Vice President - Finance and Treasurer of the Corporation effective Janaury 1, 1995. Prior to his appointment with the Corporation, Mr. Burris was a partner with Deloitte & Touche LLP.

(6) Mr. Garcia was appointed as Vice President - Controller effective January 28, 1999. He served as Controller of the Corporation and its predecessor since July 1994. Prior to his appointment with the Corporation, Mr. Garcia served the Corporation as Assistant Controller.

                COMMITTEES; MEETINGS OF THE BOARD OF DIRECTORS

         The Corporation has a Compensation Committee, an Audit Committee and a Stock Option Committee. Each such committee consists of directors who are not employed by the Corporation: Robert B. Greenberg and Norman Becker in the case of the Audit Committee; Robert B. Greenberg, John E. Abdo and Darwin C. Dornbush in the case of the Compensation Committee; and Norman Becker, Darwin C. Dornbush and John E. Abdo in the case of the Stock Option Committee. The Audit Committee reviews the Corporation's financial statements, reviews the arrangements and scope of the Corporation's year-end audit, reviews the Corporation's internal accounting practices and controls and the recommendations of the Corporation's auditors and makes recommendations to management based on its review. The Compensation Committee reviews and approves management compensation and the Stock Option Committee administers the Corporation's Stock Option Plans. The Audit Committee met on two occasions and the Compensation Committee and Stock Option Committees met from time to time during the fiscal year ended March 28, 1999.

         During the fiscal year ended March 28, 1999, there were four meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board and committees of which he was a member.

                      SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT

         The following is information relating to the beneficial ownership of the Corporation's Common Stock and Class A Stock by all persons known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock and Class A Stock issued and outstanding as at June 15, 1999 and by all executive officers and directors of the Corporation. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned by such person.


                                                       COMMON STOCK


Name (and address if applicable) of              Position with             Amount and Nature of
Beneficial Owners, Officers and Directors        the Corporation           Beneficial Ownership        Percent of Class
-----------------------------------------        ---------------           --------------------        ----------------
Benihana of Tokyo, Inc.                          Stockholder               1,830,405 (1)                    51.2%
8685 Northwest 53rd Terrace
Miami, Florida 33166

Trust U/W Vincent Terranova                      Stockholder                 569,436                        15.9%
33 South Park Terrace
Congers, New York 10920

Carl J. Terranova                                Stockholder                 256,700                         7.2%
159 Chrystie Street
New York, NY 10002

FMR Corp.                                        Stockholder                 341,400                         9.6%
82 Devonshire Street
Boston, MA 02109

Joel A. Schwartz                                 President and                38,333 (2)                     1.1%
                                                 Chief Executive
                                                 Officer/Director

Robert B. Greenberg                              Director                     11,690 (3)                     *

Taka Yoshimoto                                   Executive Vice                8,000 (4)                     *
                                                 President-Restaurant
                                                 Operations/Director

John E. Abdo                                     Director                     27,500 (5)                     *


Norman Becker                                    Director                      2,500 (6)                     *


Michael R. Burris                                Senior Vice President-       26,000 (7)                     *
                                                 Finance and Treasurer


Juan C. Garcia                                   Vice President -              2,500 (8)                     *
                                                 Controller

Darwin C. Dornbush                               Secretary/Director           17,500 (1,9)                   *

All (9) directors and                                                      1,964,428 (1,10)                  53.7%
officers as a group



                                   6



                                                   CLASS A COMMON STOCK

Name (and address if applicable of               Position with             Amount and Nature of
Beneficial Owners, Officers and Directors        the Corporation           Beneficial Ownership        Percent of Class
-----------------------------------------        ---------------           --------------------        ----------------
Benihana of Tokyo, Inc.                          Stockholder                  105,263 (1, 11)                3.9%
8685 Northwest 53rd Terrace
Miami, Florida 33166

Trust U/W Vincent Terranova                      Stockholder                  329,800                       12.8%
33 South Park Terrace
Congers, New York 10920

Commonwealth of Pennsylvania                     Stockholder                  149,800                        5.8%
Public School Employees'
    Retirement System
5 North 5th Street
Harrisburg, PA 17101

FMR Corp.                                        Stockholder                  254,800                        9.9%
82 Devonshire Street
Boston, MA 02109

Goldman, Sachs & Co. (10)                        Stockholder                  575,100 (12)                  22.4%
The Goldman Sachs Group, L.P.
85 Broad Street
New York, NY 10004

Douglas R. Rudolph                               Stockholder                  200,000 (13)                   7.2%
212 Bal Bay Drive
Bal Harbor, FL 33154

Joel A. Schwartz                                 President and                131,667 (14)                   4.9%
                                                 Chief Executive
                                                 Officer/Director

Taka Yoshimoto                                   Executive Vice                76,667 (15)                   2.9%
                                                 President-Restaurant
                                                 Operations/Director

Kevin Aoki                                       Vice President -               3,833 (16)                  *
                                                 Marketing/Director

Michael R. Burris                                Vice President -              57,667 (17)                   2.2%
                                                 Finance


Juan C. Garcia                                   Vice President -              22,167 (18)                  *
                                                 Controller



                                  7



                                                   CLASS A COMMON STOCK

Name (and address if applicable of               Position with             Amount and Nature of
Beneficial Owners, Officers and Directors        the Corporation           Beneficial Ownership        Percent of Class
-----------------------------------------        ---------------           --------------------        ----------------
John E. Abdo                                     Director                     242,500 (19)                  9.6%

Norman Becker                                    Director                         500 (20)                 *

Darwin C. Dornbush                               Secretary/Director             1,000 (1,21)               *

Robert Greenberg                                 Director                        -    (22)                 -


All (9) officers and directors                                              1,045,864 (23)                 35.3%
as a group
-----------------
* less than 1%


(1) The capital stock of BOT (the "BOT Stock") is held in a voting trust of which Kevin Aoki, Vice President- Marketing and a Director of the Corporation, Darwin C. Dornbush, the Secretary and a Director of the Corporation, and Grace Aoki, Kevin Aoki's sister, are the trustees. In addition, beneficial interest in the BOT Stock is held by a trust of which Messrs. Kevin Aoki and Darwin C. Dornbush are the trustees. By reason of such positions such individuals may be deemed to share beneficial ownership of the BOT Stock and the shares of the Corporation owned by BOT.

(2) Includes 10 shares owned by Mr. Schwartz's son, as to which Mr. Schwartz disclaims beneficial interest. Includes options to acquire 7,500 shares which Mr. Schwartz currently has the right to exercise.

(3) Includes 640 shares owned by Mr. Greenberg's wife and 10,000 shares subject to options owned by Mr. Greenberg which are exercisable within 60 days.

(4) Includes 5,000 shares subject to options owned by Mr. Yoshimoto which are currently exercisable.

(5) Includes 17,500 shares subject to options owned by Mr. Abdo which are exercisable within 60 days.

(6) Includes 2,500 shares subject to options owned by Mr. Becker which are exercisable within 60 days.

(7) Includes 25,000 shares subject to options owned by Mr. Burris which are currently exercisable.

(8) Includes 2,500 shares subject to options owned by Mr. Garcia which are currently exercisable.

(9) Includes 17,500 shares subject to options owned by Mr. Dornbush which are exercisable within 60 days.

(10) Includes an aggregate of 87,500 shares of Common Stock subject to options owned by such directors and officers which are exercisable within 60 days.

(11) Comprised of 105,263 shares receivable upon conversion of 700 shares of the Corporation's Convertible Preferred Stock owned by BOT.

(12) Based solely upon a report on schedule 13G filed by Goldman, Sachs & Co. and the Goldman Sachs Group, L.P. relating to accounts managed or advised by such persons. In such Schedule 13G, Goldman, Sachs & Co. and the Goldman Sachs Group, L.P. disclaim beneficial ownership of such shares.

(13)     Comprised of 200,000 shares receivable through exercise of a warrant.

(14) Includes 131,667 shares subject to options owned by Mr. Schwartz which are exercisable within 60 days; does not include 88,333 shares subject to options not exercisable within 60 days.

(15) Includes 76,667 shares subject to options owned by Mr. Yoshimoto which are exercisable within 60 days; does not include 53,333 shares subject to options not exercisable within 60 days.

(16) Includes 3,333 shares subject to option owned by Mr. Aoki which are exercisable within 60 days; does not incude 6,667 shares which are not exercisable within 60 days.

(17) Includes 56,667 shares subject to options owned by Mr. Burris which are exercisable within 60 days; does not include 38,333 shares which are not exercisable within 60 days.

(18) Includes 22,167 shares subject to options owned by Mr. Garcia which are exercisable within 60 days, does not include 23,333 shares which are not exercisable within 60 days.

(19) Includes 200,000 shares owned by a trust, of which Mr. Abdo is the sole trustee and beneficiary. Does not include 10,000 shares subject to options not exercisable within 60 days.

(20) Does not include 10,000 shares subject to options owned by Mr. Becker not exercisable within 60 days.

(21) Does not include 10,000 shares subject to options owned by Mr. Dornbush not exercisable within 60 days.

(22) Does not include 10,000 shares subject to options owned by Mr.Greenberg not exercisable within 60 days.

(23) Includes an aggregate of 290,500 shares of Class A Common Stock subject to options owned by such directors and officers which are exercisable within 60 days; does not include 250,000 shares subject to options not exercisable within 60 days.

         Rules promulgated by the Securities and Exchange Commission (the "SEC") govern the reporting of securities transactions by directors, executive officers and holders of 10% or more of the Corporation's Common Stock or Class A Stock. Based solely upon its review of copies of reports filed with the SEC and received by the Corporation, the Corporation believes that its directors and executive officers have filed all required reports on a timely basis. Except for one filing with respect to Mr. Garcia, Vice President-Controller was inadvertently filed late.

                       EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended March 28, 1999, March 29, 1998, and March 30, 1997, compensation paid by the Corporation and its predecessors (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") to the Chief Executive Officer and to the other executive officers of the Corporation who received more than $100,000 in salary and bonus during fiscal year 1999, including salary, bonuses, stock options and certain other compensation:

                      SUMMARY COMPENSATION TABLE

                          Annual Compensation
                                                                                         Long-Term Compensation(1)
Name and Principal Position         Year             Salary            Bonus            Payouts(1)          Options
---------------------------         ----             ------            -----            ----------          -------
                                                       $                 $                  $                  #

Rocky H. Aoki, Consultant;          1999             500,000                            154,667               50,000
former Chairman of the              1998             396,154                            136,667              165,000
Board (2)                           1997             350,000                             86,666               35,000

Joel A. Schwartz, President         1999             279,519                             99,667               50,000
and Chief Executive                 1998             252,980                             95,000               95,000
Officer (2)                         1997             247,692                             63,334               25,000

Taka Yoshimoto, Executive           1999             150,709                             61,333               30,000
Vice President (4)                  1998             137,788                             60,000               50,000
                                    1997             134,615                             40,000               15,000

Michael R. Burris, Senior           1999             137,500                             51,333               20,000
Vice President-Finance              1998             127,644                             50,000               40,000
and Treasurer (5)                   1997             125,000                             33,334               10,000

-------------------

(1) The Corporation has a long term Administrative Incentive Compensation Plan and Employee Stock Option Plans described herein. The Corporation does not award stock appreciation rights or restricted stock awards.

(2) Rocky H. Aoki resigned as Chairman of the Board, Chief Executive Officer and as a director of the Corporation and BOT effective May 18, 1998. Mr. Aoki continues to serve the Corporation as a consultant at an annual salary of $500,000, pursuant to the terms of a five year employment agreement with the Corporation, entered into effective May 15, 1995 and amended December 11, 1997 and May 18, 1998. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. The agreement also provides that if the Corporation should experience a "change-in-control" (as therein defined), Mr. Aoki will have the right to terminate his consulting arrangement and receive a severance pay equal to his base compensation for the remainder of the term of the agreement. Mr. Aoki is prohibited from competing with the Corporation for a period of three years after his termination with the Corporation.

(3) Joel A. Schwartz, the President and Chief Executive Officer of the Corporation, is employed by the Corporation on a full-time basis at an annual salary of $255,000, pursuant to the terms of a five year employment agreement with the Corporation entered into effective May 15, 1995 and amended December 11, 1997. The amended agreement expires December 2002. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. Mr. Schwartz is prohibited from competing with the Corporation for a period of one year after any termination of his employment with the Corporation.

(4) Pursuant to the terms of an Employment Agreement entered into as of April, 1995 and amended December 11, 1997. Mr. Yoshimoto, Executive Vice President of the Corporation, is employed at an annual salary of $140,000. The amended agreement expires December 2000.
         Mr. Yoshimoto is prohibited from competing with the Corporation for a period of one year after certain termination of employment with the Corporation.

(5) Pursuant to the terms of an Employment Agreement entered into as of January 1, 1995 and amended December 11, 1997. Mr. Burris, Senior Vice President of Finance and Treasurer of the
         Corporation, is employed at an annual salary of $137,500. The amended agreement expires December 2000. Mr. Burris is prohibited from competing with the Corporation for a period of one year after certain termination of employment with the Corporation.

Stock Options

         The Corporation maintains the 1994 Employees' Stock Option Plan (the "1994 Plan"); the 1996 Class A Stock Option Plan (the "1996 Plan") and the 1997 Employees Class A Stock Option Plan (the "1997 Plan") for employees, and a plan for directors, the Directors' Stock Option Plan (the "Directors' Plan), see "Directors' Compensation." The 1994 Plan makes available for grant options to purchase 500,000 shares of Common Stock; of such options, options to purchase 10,000 shares have been granted and options to purchase 490,000 shares are available for grant. The 1996 Plan makes available for grant options to purchase 300,000 shares of Class A Common Stock; of such options to purchase 288,507 shares have been granted and options to purchase 11,493 shares are available for grant. The 1997 Plan makes available for grant options to purchase 750,000 shares of Class A Common Stock of; such options to purchase 657,000 have been granted and options to purchase 93,000 are available for grant. In addition, as of March 28, 1999, options to purchase 36,000 shares of Common Stock were outstanding under employee stock option plans of the Corporation which have expired.

         The purpose of the 1994 Plan, the 1996 Plan, 1997 Plan and Directors' Plan is to enable the Corporation to attract, retain and motivate key employees and directors by providing them an equity participation in the Corporation. Employees of BOT are also eligible to participate in the 1994 Plan and 1996 Plan. The 1994 Plan, 1996 Plan and 1997 Plan provide for incentive stock options (ISO's) under Section 422A of the Internal Revenue Code of 1986, as amended, and for options which are not ISO's. Options granted under the 1994 Plan, 1996 Plan and the 1997 Plan may not have terms exceeding ten years, and in the case of the options which are ISO's, may not provide for an option exercise price of less than 100% of the fair market value of the Corporation's Common Stock on the day of the grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Corporation's securities). In the 1995 merger of BNC into a subsidiary of the Corporation (the "Reorganization"), each option to purchase shares of BNC stock under BNC's stock option plans automatically became an outstanding option to purchase an equal number of shares of Common Stock of the Corporation at the price provided by such options.

Options Granted in Fiscal 1999

         The following information is furnished for the fiscal year ended March 28, 1999 with respect to the individuals set forth in the Summary Compensation Table who were granted stock options during the fiscal year ended 1999 that received more than $100,000 in salary and bonuses during the fiscal year ended 1999. Options to purchase 169,500 shares of Class A Stock were granted on September 10, 1998 under the 1997 Plan.

                                          % of Total
                                            Options                                         Potential Realized Value at
                           Number          Granted to                                         Assumed Annual Rates of
                             Of           Employees in       Option        Expiration         Stock Appreciation for
                           Options         Fiscal Year       Price            Date                 Option Term
                           -------        ------------       ------        ----------       ----------------------------
                                                                                            5%              10%
                                                                                            --              ---
Rocky H. Aoki                50,000         29.5%           $  7.06    September 10, 2008   $222,078        $562,790
Joel A. Schwartz             50,000         29.5%           $  7.06    September 10, 2008   $222,078        $562,790
Taka Yoshimoto               30,000         17.7%           $  7.06    September 10, 2008   $133,247        $337,674
Michael R. Burris            20,000         11.8%           $  7.06    September 10, 2008   $ 88,831        $225,116

                                  11

Aggregate Option Exercise in Fiscal 1999 and Fiscal Year End Option Values

         The following information is furnished for the fiscal year ended March 28, 1999 for stock option exercises during such fiscal year and the value realized upon exercise by the individuals set forth in the Summary Compensation Table during the fiscal year ended March 28, 1999 and the value of outstanding options held by such executive officer as of March 28, 1999.

                                                         Number of Unexercised            Value of Unexercised in the
                                                          Options at 3/28/99               Money Options at 3/28/99
                                                       ----------------------------       ---------------------------
                             Shares
                         Acquired on      Value                             Non-                             Non-
Name                       Exercise      Realized      Exercisable      Exercisable       Exercisable     Exercisable
----                     ------------    --------      -----------      ------------      -----------     -----------
COMMON STOCK:                 #             $              #                #                 $               $

Joel A. Schwartz             -0-           -0-             7,500              -0-             61,875           -0-
Taka Yoshimoto               -0-           -0-             5,000              -0-             41,250           -0-
Michael R. Burris            -0-           -0-            25,000              -0-             83,750           -0-

CLASS A COMMON
    STOCK:

Rocky H. Aoki                -0-           -0-           175,000             75,000          220,231         127,083
Joel A. Schwartz             -0-           -0-           115,000             55,000          199,479         127,083
Taka Yoshimoto               -0-           -0-            65,000             30,000          125,938          76,250
Michael R. Burris            -0-           -0-            48,333             21,667           89,167          50,833

Deferred Compensation Plans

         The Corporation has a deferred compensation plan whereby certain key employees may elect to defer up to 20% of their salary and up to 100% of their bonus until retirement or termination of employment. Employees may select from various investment options for their account. Investment earnings are credited to their accounts.

Incentive Plan

         Restaurant Incentive Plan. The Corporation maintains an incentive bonus program under which certain of its administrative and restaurant employees, based on their performance, may be eligible for cash awards.

         Under the restaurant incentive program, the awards are divided among restaurant management personnel and chefs who have been determined to have contributed significantly to the Corporation's operating goals. In addition, incentive bonuses of small numbers of shares of Common Stock are also offered to selected restaurant employees.

         Administrative Incentive Compensation Plan. Under the Administrative Incentive Compensation Plan, awards are allocated to employees in the Corporation's headquarters, including executive officers, if the Corporation exceeds annual targeted returns on equity as determined by the Compensation Committee of the Board of Directors. The purpose of the plan is to align the interests of management and the Corporation's stockholders by providing incentives, which are directly related to identified operating objectives, to the officers and administrative employees of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business. Awards are made by the Compensation Committee of the Board of Directors and the senior management of the Corporation out of a bonus pool which is a predetermined percentage of the amount by which the Corporation's Net Income After Taxes exceeds the amount required for the annual targeted return on equity for such year. For awards in excess of $1,000, one-third of the amount awarded is paid immediately to the employee and the remaining two-thirds is payable ratably over the succeeding two years. Amounts allocated under the plan may be taken in cash or deferred in a non-qualified deferred compensation plan. The amount of award for any individual is capped at 50% of the employee's eligible salary, which is defined as the amount of ordinary salary less 40% of the FICA salary base.

         For the purposes of this Plan, the return on equity is computed by dividing after tax income (computed before allocations to the Incentive Compensation Plan) by the amount of stockholders' equity as of the beginning of the year. The target rate of return on equity, which is approved annually by the Compensation Committee of the Board of Directors was 16% for the fiscal year ended March 28, 1999, which rate represented a Net Income After Taxes of $4,516,000. During fiscal year 1999, amounts were paid with respect to performance awards granted in 1997 and 1998. For the fiscal year ended March 28, 1999, $575,000 was accrued under the plan for payment of bonuses to employees, including executive officers. Shareholder approval is being sought at the Meeting (see Proposal 3) to permit participants in the Plan to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock.

Directors' Compensation

         Non-employee directors of the Corporation receive directors' fees of $12,000 a year plus $1,000 for each meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Corporation.

         In addition, each director who is not an employee of the Corporation participates in the Directors' Plan pursuant to which options to purchase 2,500 shares of Common Stock have been granted in each year since 1994 thru 1997, and options to purchase 10,000 shares of Class A Common Stock were granted in 1998 and pursuant to which options to purchase an additional 10,000 shares of Class A Common Stock will be automatically granted annually to each such non-employee director on the date of the Corporation's Annual Meeting of Stockholders. Each option granted under the Director's Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant for a term of 10 years and becomes exercisable as to 50% of the number of shares covered thereby on each of the first two anniversaries of the date of grant. As amended, the Directors' Plan authorizes the grant of options to purchase an aggregate of 35,000 shares of Common Stock and 200,000 shares of Class A Common Stock; as of March 28, 1999, options to purchase an aggregate of 35,000 shares of Common Stock and options to purchase an aggregate of 40,000 shares of Class A Common Stock, respectively, have been granted under the Directors' Plan.

Compensation Committee Interlocks
and Insider Participation

         The Corporation's Compensation Committee consists of each of John E. Abdo, Robert B. Greenberg and Darwin C. Dornbush, each of whom is a non-employee member of the Corporation's Board of Directors.

         None of such committee members was an officer or employee of the corporation or had any relationship with the Corporation requiring disclosure under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", except for Darwin C. Dornbush, who serves as the Secretary of the Corporation.

                    REPORT ON EXECUTIVE COMPENSATION BY THE
               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

         Compensation Policy. The Corporation's Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses. In addition, the Corporation's Stock Option Committee is responsible for administering the Corporation's Employee Stock Option Plans. The Compensation Committee consists of each of John E. Abdo, Robert B. Greenberg and Darwin C. Dornbush, each of whom is a non-employee member of the Corporation's Board of Directors. The Stock Option Committee consists of Norman Becker, Darwin C. Dornbush and John E. Abdo.

         The policy of the Compensation Committee is to recommend compensation for the Corporation's Chief Executive Officer and the Corporation's other executive officers, reflecting the contribution of such executives to the Corporation's growth in sales and earnings, and the implementation of the Corporation's strategic plans for growth. In addition, in order to assure the Corporation's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other restaurant companies of comparable quality, size and performance.

         Long-term incentive compensation policy consists of the award of stock options under the Corporation's stock option plans, which serve to identify the reward for executive performance with increases in value for stockholders and bonuses under the Corporation's Administrative Incentive Compensation Plan.

         Corporation's Performance and Chief Executive Officer Compensation. Executive compensation for the fiscal year ended March 28, 1999 consisted of base salary and bonus. The Compensation Committee met from time to time during such fiscal year. All salary compensation paid to the Chief Executive Officer and to the Corporation's other executive officers during the fiscal year ended March 28, 1999 was in accordance with the terms of written employment agreements with such officers.

         In addition, the former Chief Executive Officer and each of the Corporation's other executive officers received awards during the fiscal year ended March 28, 1999 under the Corporation's Administrative Incentive Compensation Plan. Under this Plan, the aggregate amount available for awards to all executive officers is determined by a formula based on the amount by which return on the Corporation's stockholder's equity exceeds preset targets;
allocation of this amount among the Chief Executive Officer and the other executive officers is made by the Compensation Committee (in the case of the Chief Executive Officer) and by the Chief Executive Officer (in the cases of the other executive officers) based upon the level of management responsibility of the various executive officers and the relative contributions of each to the long-term success and increase in profitability of the Corporation. Each of these factors was equally considered.

         The Stock Option Committee awarded stock options under the 1997 Plan to the former Chairman of the Board and each of the Corporation's other executive officers during the fiscal year ended March 28, 1999, as described in the table above entitled "Options Granted in Fiscal 1999" in the amounts described therein. The Stock Option Committee determined to continue the Corporation's longstanding policy of using the award of stock options (which provide value to the executive over time as growth in the market price in the Corporation's stock reflects the successful achievement of the Corporation's business objectives) to identify the success of the corporation's executives with the growth in equity value to the Corporation's stockholders. The size of the awards made were determined based upon the level of management responsibility of various executive officers, their respective contribution to the achievement of the performance objectives of the Corporation and the Committee's view of an appropriate equity position to be maintained by the Corporation's executive officers in light of the Corporation's market capitalization. Each of these factors was equally considered.

                                   Compensation Committee
                                            John E. Abdo
                                            Robert B. Greenberg
                                            Darwin C. Dornbush

                                   Stock Option Committee
                                            John E. Abdo
                                            Norman Becker
                                            Darwin C. Dornbush

                            PERFORMANCE GRAPH

Comparison of five year cumulative return among Benihana Inc., the NASDAQ stock market-US index and a peer group.

                                                              FISCAL YEAR ENDING
COMPANY                             1994         1995         1996           1997         1998          1999
-------                             ----         ----         ----           ----         ----          ----
Benihana Inc.                       100.00       255.68       422.73         290.91       454.55        472.73
SIC Code Index                      100.00       101.35       131.93         124.87       154.53        201.05
NASDAQ Market Index-U.S.            100.00       105.74       143.28         162.90       239.66        319.88

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         BOT owns shares representing approximately 51.2% of the votes represented by the Corporation's Common Stock, which class elects 75% of the directors and, therefore, BOT is able to control the Corporation through the election of a majority of its directors.

         The BOT Stock is held in a voting trust of which Kevin Aoki, Vice President-Marketing and a Director of the Corporation, Darwin C. Dornbush, the Secretary and a Director of the Corporation, and Grace Aoki, Kevin Aoki's sister, are the trustees. In addition, beneficial interest in the BOT Stock is held by a trust of which Messrs. Kevin Aoki and Darwin C. Dornbush are the trustees.

         The Corporation originally acquired a substantial portion of its assets (including 11 Benihana restaurants) from BOT in 1983. On May 15, 1995 the Corporation, pursuant to the terms of an Agreement and Plan of Reorganization dated as of December 27, 1994 and amended as of March 17, 1995 (the "Reorganization Agreement") by and among the Corporation, BNC Merger Corp., a Delaware corporation and the Corporation's wholly-owned subsidiary ("Mergerco"), BNC and BOT, acquired 17 company-owned and 4 licensed Benihana restaurants (the "BOT Restaurants") from BOT and all rights to the Benihana name and BOT's trade names, service marks and proprietary systems in the United States (except for rights related to the State of Hawaii described below) and Central and South America and the islands in the Caribbean Sea (the "Territory") for consideration consisting of (i) $3,000,000 in cash, (ii) 2,000 shares of the Corporation's Series A Convertible Preferred Stock (the "Preferred Stock") which have an aggregate liquidation preference of $2,000,000 and are convertible into 300,000 shares of the Corporation's Class A Stock, (iii) 76,905 shares of the Corporation's Common Stock and (iv) a 7 1/2% , 5-year, unsecured promissory note of the Corporation in the principal amount of $650,000. In addition the Corporation assumed the ordinary course of business liabilities of BOT relating to the BOT Restaurants of approximately $6,307,000 (including capitalized lease obligations) at May 15, 1995. Simultaneously therewith and also pursuant to the Reorganization Agreement, Mergerco was merged into BNC and BNC became a wholly-owned subsidiary of the Corporation. Under the terms of the Reorganization Agreement, each BNC stockholder became entitled to receive one share of the Common Stock of the Corporation for each share of BNC Common Stock owned and one share of the Class A Stock of the Corporation for each share of BNC Class A Common Stock owned and each option or warrant to acquire shares of BNC stock became an identical option or warrant to purchase the same number of shares of the same class of the Corporation's stock at the same price.

         Under the Reorganization Agreement, BOT retained its ownership of a Benihana restaurant in Honolulu, Hawaii (the "Honolulu Restaurant") and all rights to the Marks and related intellectual property outside the Territory. The Corporation also granted to BOT a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in Hawaii (the "Hawaiian Restaurants"). This license is royalty free with respect to any Hawaiian restaurant beneficially owned by Rocky H. Aoki. The Corporation has a right of first refusal to purchase any Hawaiian restaurant or any joint venture or sublicensing thereof proposed to be made by BOT with an unaffiliated third party; and, in the event any Hawaiian restaurant is sold, sublicensed or transferred to a third party not affiliated with Rocky H. Aoki, the Corporation will be entitled to receive royalties from such restaurant equal to 6% of gross revenues.

PROPOSAL 3:

         The Corporation is requesting shareholder approval for a proposal to permit participants in the Corporation's Administrative Incentive Compensation Plan (the "Plan") to elect to receive all or a portion of their awards under the Plan in shares of the Corporation's Class A Common Stock.

         The Plan was adopted in 1996 to improve the long term sustainable results of operations of the Corporation by more fully aligning the interests of management and key employees with the shareholders of the Corporation by making available to employees at the Corporation's headquarters, including executive officers, potential annual incentive compensation based on the Corporation's financial results. Under the Plan, prior to each of the Corporation's fiscal years, the Compensation Committee of the Board of Directors establishes a target return on the stockholders' equity for the ensuing fiscal year. A portion, determined by a formula in the Plan, of the amount by which the Corporation's actual Net Income for such fiscal year exceeds the Net Income required to produce the target return on stockholders' equity, is available for allocation among the approximately 50 executive, managerial and staff and administrative employees at the Corporation's Miami, Florida headquarters. Bonus allocations are made from the available amount by the Compensation Committee (in the case of the Chief Executive Officer) and by the Corporation's senior executives (for all other eligible employees) on the basis of the eligible salaries (as defined in the Plan) of such employees. If this proposal is approved, recipients of bonuses will have the option to receive all or a portion of their bonuses in Class A Common Stock at a price equal to 85% of its then current market price, computed on the basis of the average closing price of the Class A Common Stock on the seven trading days immediately preceding the amount of the bonus awards.

         During the Corporation's fiscal year ended March 28, 1999, each of the following persons set forth in the Summary Compensation Table received bonus payments under the Plan as follows:

     NAME                     POSITION                    AMOUNTS OF PAYMENTS
     ----                     --------                    -------------------

  Rocky H. Aoki          Consultant, Chairman of               $154,667
                           the Board and CEO 1
  Joel A. Schwartz       President and CEO 2                   $ 99,667
  Taka Yoshimoto         Executive Vice President              $ 61,333
  Michael R. Burris      Senior Vice President-Finance         $ 51,333

  All (6) Executive Officers as a Group                        $386,000
  All employees, other than Executive Officers, as a Group     $ 85,933

         If the stock purchase feature of the Plan had been approved prior to the start of the Corporation's Fiscal Year ended March 28, 1999, the Plan participants would have had the option to receive to purchase shares of the Corporation's Class A Common Stock at a price of $9.38 per share, which would have been 85% of the average market price of the Class A Common Stock during the seven trading day period immediately preceding the announcement of the bonus awards for all or a portion of the payments described in the foregoing table.

         The feature of the Plan permitting recipients of bonuses to elect to receive all or a portion of their bonuses in the Corporation's Class A Common Stock was a part of the Plan when the Plan was adopted by the Board in 1996, but, in accordance with the rules of the National Association of Securities Dealers, Inc. relating to the use of the Corporation's stock in compensation plans, implementation of this feature was suspended pending shareholder approval. The Board of Directors recommends a vote FOR this proposal 3 because it believes that permitting employees to receive their bonuses in whole or in part in shares of the Corporation's Class A Common Stock will more fully effect the purpose of the Plan which is to align the interests of the executive officers and other headquarters employees with the interests of the
Corporation's shareholders and to provide incentive compensation to such employees which relates directly to increases in shareholder value.

---------------
1 Mr. Aoki served as Chairman of the Board and Chief Executive Officer until May 18, 1998 and has served as a consultant since that date.
2        Mr. Schwartz has served as Chief Executive Officer since May 18, 1998.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
      IN FAVOR OF PERMITTING PARTICIPANTS IN THE PLAN TO ELECT TO RECEIVE
        ALL OR A PORTION OF THEIR AWARD UNDER THE PLAN IN SHARES OF THE
                     CORPORATION'S CLASS A COMMON STOCK



         PROPOSAL 4: RATIFICATION OF DELOITTE & TOUCHE LLP AS ACCOUNTANTS

         The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Corporation and its predecessor since its formation in 1982 and the Board of Directors desires to continue the services of that firm for the current fiscal year ending March 26, 2000. The affirmative vote of a majority of the votes cast on the proposal at the Meeting is required to ratify such appointment. This vote is not required by the Corporation's Certificate of Incorporation or By-Laws. However, the Board of Directors will appoint other independent public accountants if the appointment of Deloitte & Touche LLP is not approved by a majority of the votes of the shares represented and voting thereon at the Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
             IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                             ANNUAL REPORT

         The Corporation's 1999 Annual Report is being mailed to stockholders contemporaneously herewith.

                          STOCKHOLDER PROPOSALS

         Stockholder proposals which are intended for inclusion in the Corporation's Proxy Statement for the Meeting to be held in 2000 should be addressed to the Assistant Secretary of the Corporation at 8685 Northwest 53rd Terrace, Miami, Florida 33166, and must be received no later than February 12, 2000.

         In order to comply with applicable provision of the Corporation's By-Laws, stockholders intending to present proposals at the Annual Meeting to be held in 2000 must give notice thereof to the Secretary of the Corporation no earlier than 60 days or later than 30 days prior to the date of such Annual Meeting. In addition, in accordance with applicable rules of the Securities and Exchange Commission, proxies submitted in connection with the 2000 Annual Meeting may confer discretionary authority to vote in respect of any matter to come before such meeting as to which the Corporation has not received notice by May 1, 2000.

                        PROXY STATEMENT EXPENSES

         Proxies will be solicited by mail. Certain officers and regular employees of the Corporation may solicit the return of proxies by telephone, telegraph or personal interview. No such officers and regular employees of the Corporation will receive additional compensation for their soliciting efforts. Brokerage houses will be requested to forward the soliciting materials to beneficial owners. The expenses in connection with the solicitation of the accompanying forms of proxy, including the cost of preparing, printing and mailing the Notice of Meeting, Proxy Statement and forms of proxy either have been or will be borne by the Corporation.

                               FORM 10-K

THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO JUAN C. GARCIA, ASSISTANT SECRETARY, AT 8685 NORTHWEST 53RD TERRACE, MIAMI, FLORIDA 33166, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FOR THE FISCAL YEAR ENDED MARCH 28, 1999.


Date:    June 15, 1999                    Order of the Board of Directors



                                          ---------------------------------
                                          By: Darwin C. Dornbush, Secretary

                             BENIHANA INC.

                         Class A Common Stock


         Proxy - For the Annual Meeting of Stockholders -August 5, 1999.

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 5, 1999 at 10:00 a.m. at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida 33178, and any adjournment thereof on all matters coming before said meeting.

         In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR Proposal 2, Proposal 3 and Proposal 4.

For each proposal, mark one box |_| in blue or black ink.


         Proposal 2.  Election of Director


         FOR THE NOMINEE                                 WITHHOLD AUTHORITY

         Robert B. Greenberg
         Class I Director

              |-|                                               |-|

         Proposal 3.  Activate Stock Feature of the Administrative Incentive
                      Compensation Plan.


              FOR                   AGAINST                   ABSTAIN

              |-|                     |-|                       |-|

         Proposal 4. Ratification of Deloitte & Touche LLP as Accountants.


              FOR                   AGAINST                   ABSTAIN

              |-|                     |-|                       |-|

Please sign here exactly as your name(s) appear(s) on this Proxy.


-----------------------------------------------------------------
(Signature)


-----------------------------------------------------------------
(Signature)


                                 Dated:--------------------------



If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                             BENIHANA INC.

                             Common Stock


      Proxy - For the Annual Meeting of Stockholders - August 5, 1999.

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 5, 1999 at 10:00 a.m. at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida 33178, and any adjournments thereof on all matters coming before said meeting.

         In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominee of the Board of Directors (Proposal 1), and FOR Proposal 3 and Proposal 4.

For each proposal, mark one box |_| in blue or black ink.

         Proposal 1.  Election of Directors.

         FOR THE NOMINEE                                WITHHOLD AUTHORITY

         Taka Yoshimoto
         Class I Director

              |-|                                             |-|

         Kevin Aoki
         Class III Director

              |-|                                             |-|

         Proposal 3.  Activate Stock Feature of the Administrative Incentive
                      Compensation Plan.

              FOR                   AGAINST                 ABSTAIN

              |-|                     |-|                     |-|


         Proposal 4. Ratification of Deloitte & Touche LLP as Accountants.

              FOR                   AGAINST                 ABSTAIN

              |-|                     |-|                     |-|

Please sign here exactly as your name(s) appear(s) on this Proxy.


----------------------------------------------------------------
(Signature)


----------------------------------------------------------------
(Signature)


                                    Dated:----------------------



If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

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